Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2026 EPS OF $1.50; ADJUSTED EPS OF $1.57
STAMFORD, Conn., April 28, 2026 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $239.3 million, or $1.50 per diluted share, for the quarter ended March 31, 2026, compared to $220.4 million, or $1.30 per diluted share, for the quarter ended March 31, 2025.
First quarter 2026 results include Transaction expenses, strategic restructuring costs, and a benefit related to the FDIC special assessment. Excluding these items, adjusted earnings per diluted share would have been $1.571 for the quarter ended March 31, 2026.
On February 3, 2026, Webster entered into a transaction agreement with Banco Santander, S.A. (“Banco Santander”), under which Banco Santander will acquire Webster in a cash and stock transaction (the “Transaction”).
“Webster’s financial results reflect our colleagues’ commitment to execution amidst a dynamic economic environment,” said John R. Ciulla, Chairman and Chief Executive Officer. “Our proposed transaction with Banco Santander will enhance our ability to support our clients and the communities we serve, while unlocking new opportunities for growth. We are making significant progress planning for the integration of two highly complementary banking organizations.”
Highlights for the first quarter of 2026:
•Revenue2 of $735.9 million
•Period end loans and leases balance of $57.2 billion, up $0.7 billion, or 1.2 percent from prior quarter
•Period end deposits balance of $69.0 billion, up $0.3 billion, or 0.4 percent, from prior quarter.
•Provision for credit losses of $54.0 million
•Return on average assets of 1.16 percent
•Return on average tangible common equity of 16.18 percent1
•Net interest margin of 3.36 percent, up 1 basis point from prior quarter
•Common equity tier 1 ratio of 11.42 percent3
•Efficiency ratio of 46.83 percent1
•Tangible common equity ratio of 7.39 percent1
“Webster’s distinctive franchise continues to produce strong profitability, capital generation, and growth,” said Neal Holland, Senior Executive Vice President and Chief Financial Officer. “Loans, deposits, and tangible book value per share exhibited solid growth both linked-quarter and year-over-year.”

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 20.
2 Total revenue reflects the sum of Net interest income and Non-interest income.
3 Presented as preliminary for March 31, 2026.

Under the terms of the transaction agreement, Webster’s common stockholders will receive $48.75 in cash and 2.0548 Banco Santander ordinary shares, which will be delivered in the form of American Depository Receipts, for each Webster share. The completion of the Transaction is subject to customary conditions, including the receipt of Webster stockholder approval and required regulatory approvals, and is anticipated to close in the second half of 2026. In light of the proposed Transaction with Banco Santander, Webster will no longer provide a forward-looking financial outlook.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2025:
•Net interest income was $634.4 million, compared to $612.2 million.
•Net interest margin was 3.36 percent, compared to 3.48 percent. The yield on interest-earning assets decreased by 26 basis points, and the cost of deposits and interest-bearing liabilities decreased by 18 basis points.
•Average interest-earning assets totaled $78.3 billion, an increase of $5.5 billion, or 7.5 percent.
•Average loans and leases totaled $57.1 billion, an increase of $4.5 billion, or 8.6 percent.
•Average deposits totaled $69.5 billion, an increase of $4.5 billion, or 7.0 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $54.0 million, compared to $42.0 million in the prior quarter, and $77.5 million a year ago.
•Net charge-offs were $41.2 million, compared to $49.5 million in the prior quarter, and $55.0 million a year ago. The ratio of net charge-offs to average loans and leases was 0.29 percent, compared to 0.35 percent in the prior quarter, and 0.42 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.28 percent of total loans and leases, compared to 1.27 percent at December 31, 2025, and 1.34 percent at March 31, 2025.
•The allowance for credit losses on loans and leases represented 140 percent of non-performing loans and leases, compared to 144 percent at December 31, 2025, and 126 percent at March 31, 2025.
Quarterly non-interest income compared to the first quarter of 2025:
•Total non-interest income was $101.5 million, compared to $92.6 million, an increase of $8.9 million. The increase is primarily driven by increased client hedging activities, the change in the credit valuation adjustment, increased revenues from Ametros, higher deposit service fees, and the acquisition of SecureSave, partially offset by lower loan prepayment and syndication fees.

Quarterly non-interest expense compared to the first quarter of 2025:
•Total non-interest expense was $379.1 million, compared to $343.6 million, an increase of $35.5 million. Total non-interest expense includes $9.1 million in Transaction expenses, $3.6 million in strategic restructuring costs, and a $0.7 million benefit related to the FDIC special assessment. Excluding those items, total non-interest expense increased $23.5 million. The increase is primarily driven by higher compensation and benefits costs.
Quarterly income taxes compared to the first quarter of 2025:
•Income tax expense was $56.5 million, compared to $56.7 million, and the effective tax rate was 18.7 percent, compared to 20.0 percent. Despite an increase in pre-tax income for the quarter ended March 31, 2026, income tax expense decreased $0.2 million, primarily due to the recognition of higher net discrete tax benefits related to stock-based compensation, as compared to a year ago. The decrease in the effective tax rate was also primarily due to the recognition of those higher net discrete tax benefits.
Investment securities:
•Total investment securities, net, were $18.4 billion, compared to $18.0 billion at December 31, 2025, and $17.7 billion at March 31, 2025. The carrying value includes $560.1 million of net unrealized losses on available-for-sale securities, compared to $457.5 million at December 31, 2025, and $580.4 million at March 31, 2025. The carrying value does not include $876.9 million of net unrealized losses on the held-to-maturity portfolio, compared to $801.1 million at December 31, 2025, and $893.3 million at March 31, 2025.
Loans and leases:
•Total loans and leases were $57.2 billion, compared to $56.6 billion at December 31, 2025, and $53.1 billion at March 31, 2025. Compared to December 31, 2025, commercial loans and leases increased by $393.0 million, commercial real estate loans increased by $234.2 million, residential mortgages increased by $0.4 million, and consumer loans increased by $23.7 million. Compared to March 31, 2025, commercial loans and leases increased by $2.4 billion, commercial real estate loans increased by $1.2 billion, residential mortgages increased by $477.0 million, and consumer loans increased by $121.8 million.
•Loan originations for the portfolio were $3.7 billion, compared to $4.5 billion in the prior quarter, and $2.7 billion a year ago.

Asset quality:
•Total non-performing loans and leases were $522.5 million, compared to $500.7 million at December 31, 2025, and $564.4 million at March 31, 2025. The ratio of total non-performing loans and leases to total loans and leases was 0.91 percent, compared to 0.88 percent at December 31, 2025, and 1.06 percent at March 31, 2025.
•Past due loans and leases were $148.8 million, compared to $66.5 million at December 31, 2025, and $87.2 million at March 31, 2025. The increase from the prior quarter is primarily driven by commercial real estate, commercial non-mortgage, and residential mortgages. The increase from a year ago is primarily driven by commercial real estate and residential mortgages.
Deposits and borrowings:
•Total deposits were $69.0 billion, compared to $68.8 billion at December 31, 2025, and $65.6 billion at March 31, 2025. The ratio of core deposits to total deposits1 was 90.4 percent, compared to 87.5 percent at December 31, 2025, and 88.5 percent at March 31, 2025. The loan to deposit ratio was 82.9 percent, compared to 82.3 percent at December 31, 2025, and 80.9 percent at March 31, 2025.
•Total borrowings were $5.6 billion, compared to $4.3 billion at December 31, 2025, and $3.9 billion at March 31, 2025.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 10.35 percent and 16.18 percent, respectively, compared to 10.91 percent and 17.10 percent, respectively, in the prior quarter, and 9.94 percent and 15.93 percent, respectively, a year ago.
•The tangible equity1 and tangible common equity1 ratios were 7.74 percent and 7.39 percent, respectively, compared to 7.77 percent and 7.42 percent, respectively, at December 31, 2025, and 7.80 percent and 7.43 percent, respectively, at March 31, 2025.
•The common equity tier 1 ratio2 was 11.42 percent, compared to 11.20 percent at December 31, 2025, and 11.25 percent at March 31, 2025.
•Book value per common share and tangible book value per common share1 were $57.33 and $37.59, respectively, compared to $57.12 and $37.20, respectively, at December 31, 2025, and $52.91 and $33.97, respectively, at March 31, 2025.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 20.
2 Presented as preliminary for March 31, 2026, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment delivers financial solutions nationally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial Real Estate, Middle Market, Sponsor and Specialty Finance, Verticals and Regional Banking, Asset Based Lending and Commercial Services, and Treasury Management. Commercial Banking’s Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services. At March 31, 2026, Commercial Banking had $44.4 billion in loans and leases and $17.8 billion in deposits, as well as a combined $2.8 billion in assets under administration (“AUA”) and assets under management (“AUM”).
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2026	2025	(Unfavorable)
Net interest income	$326,977	$319,123	2.5%
Non-interest income	32,169	28,958	11.1
Operating revenue	359,146	348,081	3.2
Non-interest expense	118,321	106,582	(11.0)
Pre-tax, pre-provision net revenue	$240,825	$241,499	(0.3)%

			Percent
	March 31,		Increase/
(In thousands)	2026	2025	(Decrease)
Loans and leases	$44,387,462	$40,790,670	8.8%
Deposits	17,839,627	16,572,502	7.6
AUA / AUM (off-balance sheet)	2,775,639	2,957,462	(6.1)
Pre-tax, pre-provision net revenue decreased $0.7 million, to $240.8 million, in the quarter as compared to a year ago. Net interest income increased $7.9 million, to $327.0 million, primarily driven by higher average loan and deposit balances, partially offset by a lower net spread on loans and leases. Non-interest income increased $3.2 million, to $32.2 million, primarily driven by increased client hedging activity and direct investment gains, partially offset by lower loan syndication and prepayment fees. Non-interest expense increased $11.7 million, to $118.3 million, primarily driven by higher compensation and benefits costs, increased investments in technology and operational process improvements, and higher loan workout expenses.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of health savings accounts, emergency savings accounts, and flexible spending account administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform. At March 31, 2026, Healthcare Financial Services had $17.2 billion in total footings, comprising $10.7 billion in deposits and $6.5 billion in AUA through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2026	2025	(Unfavorable)
Net interest income	$100,033	$96,361	3.8%
Non-interest income	34,222	29,390	16.4
Operating revenue	134,255	125,751	6.8
Non-interest expense	61,752	55,720	(10.8)
Pre-tax, pre-provision net revenue	$72,503	$70,031	3.5%

	March 31,		Percent
(In thousands)	2026	2025	Increase
Number of accounts	3,616	3,482	3.8%

Deposits	$10,733,013	$10,245,003	4.8
Linked investment accounts (off-balance sheet)	6,460,633	5,108,311	26.5
Total footings	$17,193,646	$15,353,314	12.0
Pre-tax, pre-provision net revenue increased $2.5 million, to $72.5 million, in the quarter as compared to a year ago. Net interest income increased $3.7 million, to $100.0 million, primarily driven by higher deposit balances, partially offset by lower deposit spreads. Non-interest income increased $4.8 million, to $34.2 million, primarily driven by increased revenues from Ametros, higher interchange fees, and the acquisition of SecureSave. Non-interest expense increased $6.0 million, to $61.8 million, also primarily driven by the acquisition of SecureSave, as well as higher compensation and benefits costs, marketing costs, and other expenses.

Consumer Banking
Webster’s Consumer Banking segment delivers customized financial solutions to individuals, families, and small to mid-sized businesses through its experienced relationship managers and wealth advisors across 195 banking centers located throughout the Northeast. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions. Consumer Banking also provides a fully digital banking experience through its mobile banking app and BrioDirect. At March 31, 2026, Consumer Banking had $12.9 billion in loans and $27.4 billion in deposits, as well as $7.4 billion in AUA.
Consumer Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2026	2025	(Unfavorable)
Net interest income	$208,323	$202,064	3.1%
Non-interest income	23,189	26,204	(11.5)
Operating revenue	231,512	228,268	1.4
Non-interest expense	126,267	122,656	(2.9)
Pre-tax, pre-provision net revenue	$105,245	$105,612	(0.3)%

			Percent
	March 31,		Increase/
(In thousands)	2026	2025	(Decrease)
Loans	$12,854,090	$12,266,777	4.8%
Deposits	27,444,754	27,797,351	(1.3)
AUA (off-balance sheet)	7,360,092	7,433,931	(1.0)
Pre-tax, pre-provision net revenue decreased $0.4 million, to $105.2 million, in the quarter as compared to a year ago. Net interest income increased $6.2 million, to $208.3 million, primarily driven by higher average loan balances and a higher interest rate spread on loans, partially offset by lower average deposit balances and a lower interest rate spread on deposits. Non-interest income decreased $3.0 million, to $23.2 million, primarily driven by lower investment services income and non-recurring gains from investment portfolio sales a year ago. Non-interest expense increased $3.6 million, to $126.3 million, primarily driven by higher compensation and benefits costs and operational support costs, partially offset by decreased investments in technology and lower occupancy and equipment costs.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with approximately $86 billion in total consolidated assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “achieve,” “anticipate,” “assume,” “believe,” “could,” “deliver,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “future,” “goal,” “grow,” “guidance,” “intend,” “may,” “might,” “plan,” “position,” “potential,” “predict,” “project,” “opportunity,” “outlook,” “should,” “strategy,” “target,” “trajectory,” “trend,” “will,” “would,” and other similar words and expressions or the negative of such terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to: statements about Webster’s business strategy, goals, and objectives; outlook for future growth; and future common stock dividends, common stock repurchases, and other uses of capital. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, and in many cases, are beyond Webster’s control. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: risks related to the proposed Transaction with Banco Santander including, among others, (1) the risk that the cost savings, synergies, and other benefits from the acquisition may not be fully realized or may take longer than anticipated to be realized, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Webster and Banco Santander operate; (2) the failure of the closing conditions in the Transaction Agreement by and among Webster, Banco Santander, and a wholly owned subsidiary of Webster providing for the Transaction to be satisfied, or any unexpected delay in closing the Transaction or the occurrence of any event, change, or other circumstances that could delay the Transaction or could give rise to the termination of the Transaction Agreement; (3) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against us, Banco Santander, or the combined company; (4) the possibility that the Transaction does not close when expected, or at all, because required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction); (5) disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; (6) the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive Transaction Agreement on the ability of the Company to operate its business outside the ordinary course during the pendency of the Transaction; (7) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed Transaction; (8) the risk that the integration of our operations with Banco Santander’s will be materially delayed, or will be more costly or difficult than expected, or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (9) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (10) reputational risk and potential adverse reactions of Webster’s or Banco Santander’s customers, employees, vendors, contractors, or other business partners, including those resulting from the announcement or completion of the Transaction; (11) the dilution caused by Banco Santander’s issuance of additional Banco Santander ordinary shares and corresponding American Depository Receipts in connection with the Transaction; (12) the possibility that any announcements relating to the Transaction could have adverse effects on the market price of Webster’s common stock, Banco Santander ordinary shares, and corresponding American Depository Receipts; (13) a material adverse change in Webster’s condition or Banco Santander’s condition; (14) the extent to which our or Banco Santander’s businesses perform consistent with management’s expectations; (15) Webster’s and Banco Santander’s ability to take advantage of growth opportunities and implement targeted initiatives in the timeframe and on the terms currently expected; (16) the possibility that the combined company is subject to additional regulatory requirements as a result of the proposed Transaction of expansion of the combined company’s business operations following the proposed Transaction; Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, monetary fluctuation, tariff increases, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets, or other factors) and the impact of the same on Webster or its customers; volatility, disruption, or uncertainty in national and international financial and commodity markets, including as a result of tensions, violent confrontations, and other geopolitical developments; the impact of unrealized losses in Webster’s financial instruments, including in Webster’s available-for-sale securities portfolio and held-to-maturity securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; possible changes in governmental monetary and fiscal policies, or any leadership changes of those determining such policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures; the effects of any restructurings, staff reductions, or other disruptions in the U.S. federal government or in agencies regulating or otherwise impacting Webster’s business; the direct or indirect impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including trade deals, changes in tariffs and other protectionist trade policies, any reciprocal and/or retaliatory tariffs by foreign countries, and any uncertainties related thereto; the timely development and acceptance of any new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects, including reputational damage, of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; issues with the performance of Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; possible downgrades in Webster’s credit ratings; limitations on Webster’s ability to receive dividends from its subsidiaries; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of non-performing assets, charge-offs, and delinquencies; changes in Webster’s estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including impacts of recently adopted accounting guidance; legal and regulatory developments, including due to judicial decisions, the initiation or resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, government funding or other issues; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among federal and state governmental administrations and judicial decisions, Webster’s stakeholders, and other activists that may arise from Webster’s business activities; Webster’s ability to assess and monitor the effect of evolving uses of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; the impact of any of the foregoing on the business or credit quality of Webster’s customers; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, the return on average tangible common stockholders’ equity, the tangible equity ratio, the tangible common equity ratio, tangible book value per common share, core deposits, adjusted return on average assets, adjusted return on average tangible common stockholders’ equity, adjusted return on average common stockholders’ equity, adjusted pre-tax net income, adjusted net income applicable to common stockholders, and adjusted diluted earnings per share (“EPS”). A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure is included in the accompanying selected financial highlights table.

Webster believes that certain non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used by Webster for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. Webster believes that this presentation, together with the accompanying reconciliations, provides investors with a more complete understanding of the factors and trends affecting its business and allows investors to view its performance in a manner similar to management.

The efficiency ratio represents the costs expended to generate a dollar of revenue and is calculated excluding certain non-operational items and certain non-recurring transactions or events. The return on average tangible common stockholders’ equity is calculated using net income less preferred stock dividends, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and other intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and other intangible assets (“tangible stockholders’ equity”) divided by total assets less goodwill and other intangible assets (“tangible assets”). The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and other intangible assets (“tangible common stockholders’ equity”) divided by tangible assets. Tangible book value per common share represents tangible common stockholders’ equity divided by the number of common shares outstanding at the end of the reporting period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. The adjusted return on average assets, adjusted return on average tangible common stockholders’ equity, adjusted return on average common stockholders’ equity, adjusted pre-tax net income, adjusted net income applicable to common stockholders, and adjusted diluted EPS are calculated excluding certain non-recurring transactions or events, which have been tax-effected, as applicable.

These non-GAAP financial measures should not be considered a substitute for GAAP-basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. Webster strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure.

Refer the tables beginning on page 20 for Non-GAAP to GAAP reconciliations.

NO OFFER OR SOLICITATION
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). By making this communication available, no advice or recommendation is being given to buy, sell or otherwise deal in any securities or investments whatsoever.
ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
Banco Santander filed a registration statement on Form F-4 (File No. 333-294235) with the Securities and Exchange Commission (“SEC”) on March 12, 2026, and an amendment on April 20, 2026, to register the ordinary shares of Banco Santander underlying the Banco Santander American Depository Shares that will be issued to Webster stockholders in connection with the proposed Transaction. The registration statement includes a proxy statement of Webster that also constitutes a prospectus of Banco Santander. The registration statement was declared effective on

April 22, 2026. Banco Santander filed a prospectus on April 23, 2026, and Webster filed a definitive proxy statement on April 23, 2026. Webster commenced mailing of the definitive proxy statement/prospectus to Webster’s stockholders on or about April 24, 2026.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM F-4 AND THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING WEBSTER, BANCO SANTANDER, THE TRANSACTION AND RELATED MATTERS.
Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Webster or Banco Santander through the website maintained by the SEC at https://www.sec.gov or by contacting the investor relations department of Webster or Banco Santander at:

Webster Financial Corporation	Banco Santander, S.A.
200 Elm Street	Ciudad Grupo Santander
Stamford, Connecticut 06902 Attention: Investor Relations eharmon@websterbank.com	28660 Boadilla del Monte Spain Attention: Investor Relations investor@gruposantander.com
(212) 309-7646	+34 912899239
PARTICIPANTS IN THE SOLICITATION
Webster, Banco Santander and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Webster in connection with the Transaction under the rules of the SEC. Information regarding the directors and executive officers of Webster and Banco Santander is set forth in (i) Webster’s Amendment to No. 1 to its Annual Report on Form 10-K for the year ending December 31, 2025, including under the headings entitled “Director Independence”, “Non-Employee Director Compensation and Stock Ownership Guidelines”, “Compensation and Human Resources Committee Interlocks and Insider Participation”, “Executive Compensation”, “2025 Pay Versus Performance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, which was filed with the SEC on April 24, 2026 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000801337/000080133726000011/wbs-20251231.htm, and (ii) Banco Santander’s Annual Report on Form 20-F for the year ending December 31, 2025, including under the headings entitled “Directors and Senior Management”, “Compensation”, “Share Ownership” and “Majority Shareholders and Related Party Transactions”, which was filed with the SEC on February 27, 2026 and is available at https://www.sec.gov/Archives/edgar/data/san-20251231.htm/000089147826000030/0000891478-26-000030-index.html. To the extent holdings of each of Webster’s or Banco Santander’s securities by its directors or executive officers have changed since the amounts set forth in Webster’s definitive proxy statement for its 2025 Annual Meeting of Stockholders and in Banco Santander’s Annual Report on Form 20-F for the year ending December 31, 2025, such changes have been or will be reflected on Webster’s Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus of Webster and Banco Santander and other relevant materials filed with the SEC, as well as any amendments or supplements to those documents that have been or will be filed with the SEC. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights
	Three Months Ended
(In thousands, except per share and ratio data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Income and performance ratios:
Net income	$246,231	$255,820	$261,217	$258,848	$226,917
Net income applicable to common stockholders	239,274	248,701	254,051	251,695	220,367
Earnings per common share - diluted	1.50	1.55	1.54	1.52	1.30
Return on average assets (annualized)	1.16%	1.23%	1.27%	1.29%	1.15%
Return on average tangible common stockholders' equity (annualized) (1)	16.18	17.10	17.64	17.96	15.93
Return on average common stockholders’ equity (annualized)	10.35	10.91	11.23	11.31	9.94
Non-interest income as a percentage of total revenue (2)	13.79	15.19	13.77	13.22	13.14

Asset quality:
Allowance for credit losses on loans and leases	$733,434	$719,411	$727,897	$722,046	$713,321
Non-performing assets	524,418	502,156	545,327	537,050	564,708
Allowance for credit losses on loans and leases / total loans and leases	1.28%	1.27%	1.32%	1.35%	1.34%
Net charge-offs / average loans and leases (annualized)	0.29	0.35	0.28	0.27	0.42
Non-performing loans and leases / total loans and leases	0.91	0.88	0.99	1.00	1.06
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	0.92	0.89	0.99	1.00	1.06
Allowance for credit losses on loans and leases / non-performing loans and leases	140.36	143.69	133.82	135.08	126.39

Other ratios:
Tangible equity (1)	7.74%	7.77%	7.86%	7.82%	7.80%
Tangible common equity (1)	7.39	7.42	7.50	7.46	7.43
Tier 1 Risk-Based Capital (3)	11.91	11.69	11.89	11.86	11.76
Total Risk-Based Capital (3)	13.89	13.67	14.68	14.05	13.96
Common equity tier 1 Risk-Based Capital (3)	11.42	11.20	11.39	11.35	11.25
Stockholders’ equity / total assets	11.19	11.29	11.37	11.40	11.47
Net interest margin	3.36	3.35	3.40	3.44	3.48
Efficiency ratio (1)	46.83	46.95	45.79	45.40	45.79

Equity and share related:
Common stockholders’ equity	$9,289,670	$9,208,257	$9,178,698	$9,053,638	$8,920,175
Book value per common share	57.33	57.12	55.69	54.19	52.91
Tangible book value per common share (1)	37.59	37.20	36.42	35.13	33.97
Common stock closing price	69.42	62.94	59.44	54.60	51.55
Dividends and equivalents declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	162,049	161,216	164,817	167,083	168,594
Weighted-average common shares outstanding - basic	159,534	160,261	164,138	165,884	169,182
Weighted-average common shares - diluted	159,850	160,597	164,456	166,131	169,544
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 20.
(2)Total revenue reflects the sum of Net interest income and Non-interest income.
(3)Presented as preliminary for March 31, 2026, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets
(In thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Assets:
Cash and due from banks	$353,234	$370,748	$421,124
Interest-bearing deposits	2,506,930	2,078,777	2,091,152
Investment securities:
Available-for-sale	10,581,263	10,009,500	9,360,097
Held-to-maturity, net	7,838,979	7,969,575	8,297,927
Total investment securities, net	18,420,242	17,979,075	17,658,024
Loans held for sale	14,478	14,886	63,849
Loans and leases:
Commercial	23,288,371	22,895,350	20,880,826
Commercial real estate	22,569,080	22,334,846	21,383,144
Residential mortgages	9,600,026	9,599,577	9,123,000
Consumer	1,791,065	1,767,337	1,669,253
Total loans and leases	57,248,542	56,597,110	53,056,223
Allowance for credit losses on loans and leases	(733,434)	(719,411)	(713,321)
Total loans and leases, net	56,515,108	55,877,699	52,342,902
Federal Home Loan Bank and Federal Reserve Bank stock	431,395	356,411	350,702
Deferred tax assets, net	186,604	195,740	249,395
Premises and equipment, net	428,182	432,035	422,425
Goodwill and other intangible assets, net	3,197,981	3,210,756	3,193,132
Cash surrender value of life insurance policies	1,292,770	1,271,457	1,255,074
Accrued interest receivable and other assets	2,237,664	2,286,079	2,231,971
Total assets	$85,584,588	$84,073,663	$80,279,750

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$9,847,077	$10,082,854	$10,139,131
Interest-bearing checking	11,932,682	10,760,496	9,741,569
Health savings accounts	9,446,895	9,184,452	9,180,889
Money market	24,332,087	23,196,747	21,517,733
Savings	6,841,135	6,964,946	7,473,515
Certificates of deposit	5,848,150	6,078,549	6,036,144
Brokered certificates of deposit	791,690	2,491,769	1,486,248
Total deposits	69,039,716	68,759,813	65,575,229
Securities sold under agreements to repurchase	69,756	596,738	83,395
Federal Home Loan Bank advances	4,810,619	2,980,718	2,910,011
Long-term debt	738,312	739,454	907,410
Accrued expenses and other liabilities	1,352,536	1,504,704	1,599,551
Total liabilities	76,010,939	74,581,427	71,075,596
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	9,289,670	9,208,257	8,920,175
Total stockholders’ equity	9,573,649	9,492,236	9,204,154
Total liabilities and stockholders’ equity	$85,584,588	$84,073,663	$80,279,750

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income
	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Interest Income:
Interest and fees on loans and leases	$776,610	$755,117
Interest on investment securities	193,100	194,469
Loans held for sale	18	15
Other interest and dividends	24,551	23,886
Total interest income	994,279	973,487
Interest Expense:
Deposits	316,624	326,383
Borrowings	43,252	34,912
Total interest expense	359,876	361,295
Net interest income	634,403	612,192
Provision for credit losses	54,000	77,500
Net interest income after provision for credit losses	580,403	534,692
Non-interest Income:
Deposit service fees	41,515	38,895
Loan and lease related fees	15,414	17,621
Wealth and investment services	7,209	7,789
Cash surrender value of life insurance policies	8,644	7,992
Gain on sale of investment securities, net	—	220
Other income	28,681	20,089
Total non-interest income	101,463	92,606
Non-interest Expense:
Compensation and benefits	222,906	198,645
Occupancy	19,486	19,717
Technology and equipment	49,631	47,719
Intangible assets amortization	9,186	9,237
Marketing	4,699	4,027
Professional and outside services	22,542	17,226
Deposit insurance	16,300	16,345
Other expense	34,359	30,728
Total non-interest expense	379,109	343,644
Income before income taxes	302,757	283,654
Income tax expense	56,526	56,737
Net income	246,231	226,917
Preferred stock dividends	(4,163)	(4,163)
Income allocated to participating securities	(2,794)	(2,387)
Net income applicable to common stockholders	$239,274	$220,367

Weighted-average common shares outstanding - basic	159,534	169,182
Weighted-average common shares - diluted	159,850	169,544

Earnings per Common Share:
Basic	$1.50	$1.30
Diluted	1.50	1.30

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income
	Three Months Ended
(In thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest Income:
Interest and fees on loans and leases	$776,610	$793,570	$794,668	$775,203	$755,117
Interest on investment securities	193,100	200,024	201,321	197,766	194,469
Loans held for sale	18	205	3,988	7	15
Other interest and dividends	24,551	25,333	28,325	27,611	23,886
Total interest income	994,279	1,019,132	1,028,302	1,000,587	973,487
Interest Expense:
Deposits	316,624	344,078	355,504	339,738	326,383
Borrowings	43,252	42,201	41,131	39,667	34,912
Total interest expense	359,876	386,279	396,635	379,405	361,295
Net interest income	634,403	632,853	631,667	621,182	612,192
Provision for credit losses	54,000	42,000	44,000	46,500	77,500
Net interest income after provision for credit losses	580,403	590,853	587,667	574,682	534,692
Non-interest Income:
Deposit service fees	41,515	38,486	39,576	40,934	38,895
Loan and lease related fees	15,414	19,010	16,404	17,657	17,621
Wealth and investment services	7,209	7,775	7,640	7,779	7,789
Cash surrender value of life insurance policies	8,644	8,520	7,535	9,172	7,992
Gain on sale of investment securities, net	—	—	—	—	220
Other income	28,681	39,559	29,751	19,115	20,089
Total non-interest income	101,463	113,350	100,906	94,657	92,606
Non-interest Expense:
Compensation and benefits	222,906	214,137	209,036	199,930	198,645
Occupancy	19,486	19,359	19,003	19,337	19,717
Technology and equipment	49,631	49,443	47,520	45,932	47,719
Intangible assets amortization	9,186	9,008	8,966	9,093	9,237
Marketing	4,699	6,827	4,953	5,171	4,027
Professional and outside services	22,542	21,767	17,815	18,394	17,226
Deposit insurance	16,300	3,979	15,621	15,061	16,345
Other expense	34,359	58,717	33,755	32,796	30,728
Total non-interest expense	379,109	383,237	356,669	345,714	343,644
Income before income taxes	302,757	320,966	331,904	323,625	283,654
Income tax expense	56,526	65,146	70,687	64,777	56,737
Net income	246,231	255,820	261,217	258,848	226,917
Preferred stock dividends	(4,163)	(4,163)	(4,162)	(4,162)	(4,163)
Income allocated to participating securities	(2,794)	(2,956)	(3,004)	(2,991)	(2,387)
Net income applicable to common stockholders	$239,274	$248,701	$254,051	$251,695	$220,367

Weighted-average common shares outstanding - basic	159,534	160,261	164,138	165,884	169,182
Weighted-average common shares - diluted	159,850	160,597	164,456	166,131	169,544

Earnings per Common Share:
Basic	$1.50	$1.55	$1.55	$1.52	$1.30
Diluted	1.50	1.55	1.54	1.52	1.30

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis
	Three Months Ended March 31,
		2026			2025
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$57,106,092	$789,336	5.53%	$52,568,406	$766,388	5.84%
Investment securities	18,626,911	195,731	4.20	18,113,958	196,809	4.35
Federal Home Loan and Federal Reserve Bank stock	381,312	4,498	4.78	323,982	3,954	4.95
Interest-bearing deposits	2,206,596	20,053	3.64	1,819,496	19,932	4.38
Loans held for sale	14,100	18	0.50	28,732	15	0.21
Total interest-earning assets	78,335,011	$1,009,636	5.16%	72,854,574	$987,098	5.42%
Non-interest-earning assets	6,761,702			6,410,395
Total assets	$85,096,713			$79,264,969
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$10,120,435	$—	—%	$10,280,570	$—	—%
Interest-bearing checking	11,288,211	45,269	1.63	9,709,820	40,899	1.71
Health savings accounts	9,562,306	3,946	0.17	9,307,517	3,560	0.16
Money market	23,968,546	181,059	3.06	21,114,901	183,107	3.52
Savings	6,847,778	23,719	1.40	7,104,607	28,143	1.61
Certificates of deposit	5,892,336	44,968	3.10	6,047,194	54,942	3.68
Brokered certificates of deposit	1,836,424	17,663	3.90	1,402,350	15,732	4.55
Total deposits	69,516,036	316,624	1.85	64,966,959	326,383	2.04
Securities sold under agreements to repurchase	179,787	1,062	2.36	244,560	1,676	2.74
Federal Home Loan Bank advances	3,535,915	33,860	3.83	2,112,301	23,589	4.47
Long-term debt	722,150	8,330	4.61	886,235	9,647	4.35
Total borrowings	4,437,852	43,252	3.90	3,243,096	34,912	4.31
Total deposits and interest-bearing liabilities	73,953,888	$359,876	1.97%	68,210,055	$361,295	2.15%
Non-interest-bearing liabilities	1,504,587			1,809,884
Total liabilities	75,458,475			70,019,939
Preferred stock	283,979			283,979
Common stockholders’ equity	9,354,259			8,961,051
Total stockholders’ equity	9,638,238			9,245,030
Total liabilities and stockholders’ equity	$85,096,713			$79,264,969
Tax-equivalent net interest income		649,760			625,803
Less: Tax-equivalent adjustments		(15,357)			(13,611)
Net interest income		$634,403			$612,192
Net interest margin			3.36%			3.48%

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases
(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Loans and leases (actual):
Commercial non-mortgage	$22,169,383	$21,664,119	$20,654,331	$19,943,097	$19,495,784
Asset-based lending	1,118,988	1,231,231	1,258,478	1,350,006	1,385,042
Commercial real estate	22,569,080	22,334,846	21,911,298	21,358,775	21,383,144
Residential mortgages	9,600,026	9,599,577	9,509,142	9,332,413	9,123,000
Consumer	1,791,065	1,767,337	1,718,832	1,687,668	1,669,253
Total loans and leases	57,248,542	56,597,110	55,052,081	53,671,959	53,056,223
Allowance for credit losses on loans and leases	(733,434)	(719,411)	(727,897)	(722,046)	(713,321)
Total loans and leases, net	$56,515,108	$55,877,699	$54,324,184	$52,949,913	$52,342,902

Loans and leases (average):
Commercial non-mortgage	$21,947,141	$21,244,671	$20,451,639	$19,703,434	$19,167,596
Asset-based lending	1,171,324	1,259,776	1,289,208	1,360,288	1,409,177
Commercial real estate	22,571,488	22,082,606	21,508,546	21,302,161	21,338,147
Residential mortgages	9,634,148	9,584,853	9,416,499	9,228,988	8,985,033
Consumer	1,781,991	1,751,232	1,707,068	1,683,026	1,668,453
Total loans and leases	$57,106,092	$55,923,138	$54,372,960	$53,277,897	$52,568,406

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases
(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Non-performing loans and leases:
Commercial non-mortgage	$193,936	$174,073	$223,398	$231,458	$279,831
Asset-based lending	60,471	66,911	58,797	44,405	42,207
Commercial real estate	231,353	224,623	227,118	224,554	207,402
Residential mortgages	20,127	17,889	16,843	15,748	15,715
Consumer	16,662	17,188	17,772	18,357	19,243
Total non-performing loans and leases	$522,549	$500,684	$543,928	$534,522	$564,398

Other real estate owned and repossessed assets:
Commercial non-mortgage	$1,284	$1,082	$1,399	$2,528	$310
Residential mortgages	195	—	—	—	—
Consumer	390	390	—	—	—
Total other real estate owned and repossessed assets	$1,869	$1,472	$1,399	$2,528	$310
Total non-performing assets	$524,418	$502,156	$545,327	$537,050	$564,708

Past due 30-89 days:
Commercial non-mortgage	$26,812	$16,428	$10,934	$16,338	$27,304
Commercial real estate	89,105	24,962	27,812	16,241	33,030
Residential mortgages	21,790	15,194	17,000	12,664	16,406
Consumer	11,122	9,902	8,730	9,516	9,906
Total past due 30-89 days	$148,829	$66,486	$64,476	$54,759	$86,646
Past due 90 days or more and accruing	9	—	1,152	—	507
Total past due loans and leases	$148,838	$66,486	$65,628	$54,759	$87,153

Five Quarter Change in the Allowance for Credit Losses on Loans and Leases
	Three Months Ended
(In thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ACL on loans and leases, beginning balance	$719,411	$727,897	$722,046	$713,321	$689,566
Provision	55,239	41,005	44,205	45,126	78,712
Charge-offs:
Commercial portfolio	40,225	48,492	37,914	39,792	55,566
Consumer portfolio	3,997	2,994	2,034	1,446	1,052
Total charge-offs	44,222	51,486	39,948	41,238	56,618
Recoveries:
Commercial portfolio	1,017	556	765	3,250	942
Consumer portfolio	1,989	1,439	829	1,587	719
Total recoveries	3,006	1,995	1,594	4,837	1,661
Total net charge-offs	41,216	49,491	38,354	36,401	54,957
ACL on loans and leases, ending balance	$733,434	$719,411	$727,897	$722,046	$713,321

ACL on unfunded loan commitments	$22,879	$24,117	$23,117	$22,824	$21,443

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
	Three Months Ended
(In thousands, except ratio data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Efficiency ratio:
Non-interest expense	$379,109	$383,237	$356,669	$345,714	$343,644
Less: Foreclosed property activity	43	(577)	1,535	541	517
Intangible assets amortization	9,186	9,008	8,966	9,093	9,237
Operating lease depreciation	—	—	3	9	16
Charitable contribution to the Webster Foundation	—	20,000	—	—	—
Asset disposal and contract termination costs	—	6,966	—	—	—
Acquisition-related expenses (1)	9,145	1,129	—	—	—
Strategic restructuring costs (2)	3,636	—	—	—	—
FDIC special assessment	(684)	(10,318)	—	—	—
Adjusted non-interest expense	$357,783	$357,029	$346,165	$336,071	$333,874
Net interest income	$634,403	$632,853	$631,667	$621,182	$612,192
Add: Tax-equivalent adjustment	15,357	14,903	14,258	13,870	13,611
Non-interest income	101,463	113,350	100,906	94,657	92,606
Other income (3)	12,828	9,142	9,234	10,528	11,032
Less: Operating lease depreciation	—	—	3	9	16
Gain on sale of investment securities, net	—	—	—	—	220
Gain on redemption of long-term debt	—	9,767	—	—	—
Adjusted income	$764,051	$760,481	$756,062	$740,228	$729,205
Efficiency ratio	46.83%	46.95%	45.79%	45.40%	45.79%

Return on average tangible common stockholders’ equity:
Net income	$246,231	$255,820	$261,217	$258,848	$226,917
Less: Preferred stock dividends	4,163	4,163	4,162	4,162	4,163
Add: Intangible assets amortization, tax-effected	6,676	6,565	6,534	6,627	6,732
Adjusted net income	$248,744	$258,222	$263,589	$261,313	$229,486
Adjusted net income, annualized basis	$994,976	$1,032,888	$1,054,356	$1,045,252	$917,944
Average stockholders’ equity	$9,638,238	$9,513,033	$9,440,148	$9,294,023	$9,245,030
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,203,998	3,190,386	3,180,111	3,188,946	3,198,123
Average tangible common stockholders’ equity	$6,150,261	$6,038,668	$5,976,058	$5,821,098	$5,762,928
Return on average tangible common stockholders’ equity	16.18%	17.10%	17.64%	17.96%	15.93%
(1)Acquisition-related expenses reflect Transaction expenses for the three months ended March 31, 2026, and SecureSave acquisition expenses for the three months ended December 31, 2025.
(2)Strategic restructuring costs reflect severance charges.
(3)Other income reflects a tax-equivalent adjustment on income generated from low-income housing tax credit investments.

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands, except ratio and per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tangible equity ratio:
Stockholders’ equity	$9,573,649	$9,492,236	$9,462,677	$9,337,617	$9,204,154
Less: Goodwill and other intangible assets, net	3,197,981	3,210,756	3,175,747	3,184,039	3,193,132
Tangible stockholders’ equity	$6,375,668	$6,281,480	$6,286,930	$6,153,578	$6,011,022
Total assets	$85,584,588	$84,073,663	$83,192,652	$81,914,270	$80,279,750
Less: Goodwill and other intangible assets, net	3,197,981	3,210,756	3,175,747	3,184,039	3,193,132
Tangible assets	$82,386,607	$80,862,907	$80,016,905	$78,730,231	$77,086,618
Tangible equity ratio	7.74%	7.77%	7.86%	7.82%	7.80%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,375,668	$6,281,480	$6,286,930	$6,153,578	$6,011,022
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$6,091,689	$5,997,501	$6,002,951	$5,869,599	$5,727,043
Tangible assets	$82,386,607	$80,862,907	$80,016,905	$78,730,231	$77,086,618
Tangible common equity ratio	7.39%	7.42%	7.50%	7.46%	7.43%

Tangible book value per common share:
Tangible common stockholders’ equity	$6,091,689	$5,997,501	$6,002,951	$5,869,599	$5,727,043
Common shares outstanding	162,049	161,216	164,817	167,083	168,594
Tangible book value per common share	$37.59	$37.20	$36.42	$35.13	$33.97

Core deposits:
Total deposits	$69,039,716	$68,759,813	$68,175,644	$66,314,425	$65,575,229
Less: Certificates of deposit	5,848,150	6,078,549	6,202,906	6,069,447	6,036,144
Brokered certificates of deposit	791,690	2,491,769	1,372,907	1,850,438	1,486,248
Core deposits	$62,399,876	$60,189,495	$60,599,831	$58,394,540	$58,052,837

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands)	Three Months Ended March 31, 2026
Adjusted return on average assets:
Net income	$246,231
Add: Transaction expenses, tax-effected	8,768
Strategic restructuring costs, tax-effected (1)	2,643
FDIC special assessment, tax-effected	(497)
Adjusted net income	$257,145
Adjusted net income, annualized basis	$1,028,580
Average assets	$85,096,713
Adjusted return on average assets	1.21%

Adjusted return on average tangible common stockholders’ equity:
Net income	$246,231
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	6,676
Transaction expenses, tax-effected	8,768
Strategic restructuring costs, tax-effected (1)	2,643
FDIC special assessment, tax-effected	(497)
Adjusted net income	$259,658
Adjusted net income, annualized basis	$1,038,632
Average stockholders’ equity	$9,638,238
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	3,203,998
Average tangible common stockholders’ equity	$6,150,261
Adjusted return on average tangible common stockholders’ equity	16.89%

Adjusted return on average common stockholders’ equity:
Average stockholders’ equity	$9,638,238
Less: Average preferred stock	283,979
Average common stockholders’ equity	$9,354,259
Net income	246,231
Less: Preferred stock dividends	4,163
Add: Transaction expenses, tax-effected	8,768
Strategic restructuring costs, tax-effected (1)	2,643
FDIC special assessment, tax-effected	(497)
Adjusted income	$252,982
Adjusted income, annualized basis	$1,011,928
Adjusted return on average common stockholders’ equity	10.82%

GAAP to adjusted reconciliation:	Three Months Ended March 31, 2026
(In thousands, except per share data)	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$302,757	$239,274	$1.50
Transaction expenses	9,145	8,768	0.05
Strategic restructuring costs (1)	3,636	2,643	0.02
FDIC special assessment	(684)	(497)	—
Adjusted (non-GAAP)	$314,854	$250,188	$1.57
(1)Strategic restructuring costs reflect severance charges.